Conformis Reports First Quarter 2020 Financial Results

BILLERICA, Mass., May 11, 2020 (GLOBE NEWSWIRE) - Conformis, Inc. (NASDAQ:CFMS), a medical technology company that uses its proprietary iFit Image-to-Implant technology platform to develop, manufacture, and sell patient-specific joint replacement implants designed to fit each patient's unique anatomy, announced today financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Summary

•	Total revenue of $16.5 million, a decrease of 20% year-over-year on a reported and constant currency basis.

•	Product revenue of $16.3 million, a decrease of 20% year-over-year on a reported and constant currency basis.

–	U.S. product revenue of $13.8 million, a decrease of 21% year-over-year.

–	Rest of World product revenue of $2.5 million, a decrease of 14% year-over-year on a reported basis and 13% on a constant currency basis.

•	Royalty revenue of $0.2 million.

•	Gross margin of 43.8%, a decrease of 380 basis points year-over-year.

•	Total operating expenses decreased 7% year-over-year.

"The first quarter, as expected, was impacted by the coronavirus (COVID-19) pandemic, said Mark Augusti, President and Chief Executive Officer. “As previously announced, we took actions to mitigate the financial impact, as well as to ensure our employees’ safety. In addition, and as recently announced, we were able to return substantially all of our furloughed employees to work due to the financial support made available by the federal government. Though we expect the second quarter will also be impacted by the pandemic primarily due to the reduction of elective surgeries, we are pleased to see growing activity from our customers indicating the re-starting of hip and knee procedures. We look forward to getting back to business."

	Three months ended March 31,		Increase/(decrease)
($, in thousands)	2020	2019	$ Change	% Change	% Change
				(as reported)	(constant currency)
United States	$13,827	$17,601	$(3,774)	(21)%	(21)%
Rest of world	2,463	2,868	(405)	(14)%	(13)%
Product revenue	16,290	20,469	(4,179)	(20)%	(20)%
Royalty revenue	185	175	10	6%	6%
Total revenue	$16,475	$20,644	$(4,169)	(20)%	(20)%

First Quarter 2020 Financial Results

Total revenue for the three-month period ended March 31, 2020 decreased $4.2 million to $16.5 million, or 20% year-over-year on a reported and constant currency basis. Total revenue in each of the first quarter of 2020 and 2019 includes royalty revenue of $0.2 million.

Product revenue decreased $4.2 million to $16.3 million, or 20% year-over-year on a reported and constant currency basis. U.S. product revenue decreased $3.8 million to $13.8 million, or 21% year-over-year, and Rest of World product revenue decreased $0.4 million to $2.5 million, or 14% year-over-year on a reported basis and 13% on a constant currency basis. Conformis Hip System sales in the first quarter of 2020 were $0.4 million, which were all in the United States.

Total gross profit decreased $2.6 million to $7.2 million, or 44% of revenue, in the first quarter of 2020, compared to $9.8 million, or 48% of revenue, in the first quarter of 2019.

Total operating expenses decreased $1.1 million to $15.3 million, or 7% year-over-year, primarily due to lower variable expenses as a result of the decline in revenue.

Net loss was $9.4 million, or $0.14 per basic and diluted share, in the first quarter of 2020, compared to a net loss of $7.6 million, or $0.12 per basic and diluted share, in the same period last year. Net loss in each of the first quarter of 2020 and 2019 included foreign currency exchange expense of $0.7 million. Net loss per basic and diluted share calculations assume weighted average basic and diluted shares outstanding of 67.3 million for the first quarter of 2020, compared to 62.8 million for the same period last year.

Cash and cash equivalents totaled $21.5 million as of March 31, 2020, compared to $26.4 million as of December 31, 2019.

Note on Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain information regarding the Company's financial results or projected financial results on a non-GAAP "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the adjusted current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company's results or business. Non-GAAP information is not a substitute for, and is not superior to, information presented on a GAAP basis. Company management uses these non-GAAP measures internally to measure operational performance.

Webcast

As previously announced, Conformis will conduct a webcast today at 4:30 PM Eastern Time. Management will discuss financial results and strategic matters. The webcast will be live at https://edge.media-server.com/mmc/p/zqjntmtj.

The online archive of the webcast will be available on the Company's website for 30 days.

About Conformis, Inc.

Conformis is a medical technology company that uses its proprietary iFit Image-to-Implant technology platform to develop, manufacture and sell joint replacement implants and instruments that are individually sized and shaped, which we refer to as personalized, individualized, or sometimes as customized, to fit each patient's unique anatomy. Conformis offers a broad line of sterile, personalized knee and hip implants and single-use instruments delivered to hospitals. In clinical studies, Conformis iTotal CR knee replacement system demonstrated superior clinical outcomes, including better function and greater patient satisfaction, compared to traditional, off-the-shelf implants.  Conformis owns or exclusively in-licenses issued patents and pending patent applications that cover personalized implants and patient-specific instrumentation for all major joints.

For more information, visit www.conformis.com. To receive future releases in e-mail alerts, sign up at ir.conformis.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release about our future expectations, plans and prospects, including statements about the anticipated impact of the novel coronavirus pandemic and the actions we are taking and planning in response, the anticipated timing of our product launches, whether or when restrictions on elective surgeries will be relaxed and demand for procedures will increase and our financial position and results, total revenue, product revenue, gross margin, operations and growth, as well as other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," or "would" and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual financial results could differ materially from the projections disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including risks related to the novel coronavirus pandemic and the response to the pandemic; whether our cash resources will be sufficient to fund our continuing operations for the periods anticipated; risks related to our estimates and expectations regarding our revenue, gross margin, expenses, revenue growth and other results of operations, and the other risks and uncertainties described in the "Risk Factors" sections of our public filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

CONTACT:
Investor contact
ir@conformis.com
(781) 374-5598

CONFORMIS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2020	2019

Revenue
Product	$16,290	$20,469
Royalty	185	175
Total revenue	16,475	20,644
Cost of revenue	9,261	10,813
Gross profit	7,214	9,831

Operating expenses
Sales and marketing	6,563	8,181
Research and development	2,990	2,912
General and administrative	5,736	5,329
Total operating expenses	15,289	16,422
Loss from operations	(8,075)	(6,591)

Other income and expenses
Interest income	35	107
Interest expense	(574)	(453)
Foreign currency exchange transaction loss	(714)	(653)
Total other expenses	(1,253)	(999)
Loss before income taxes	(9,328)	(7,590)
Income tax provision	25	(9)

Net loss	$(9,353)	$(7,581)

Net loss per share
Basic and diluted	$(0.14)	$(0.12)
Weighted average common shares outstanding
Basic and diluted	67,274,391	62,849,335

CONFORMIS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2020	December 31, 2019
Assets	(unaudited)
Current Assets
Cash and cash equivalents	$21,518	$26,394
Accounts receivable, net	8,163	11,066
Royalty receivable	150	165
Inventories, net	11,857	12,074
Prepaid expenses and other current assets	1,863	2,815
Total current assets	43,551	52,514
Property and equipment, net	13,756	13,356
Operating lease right-of-use assets	5,565	5,853
Other Assets
Restricted cash	462	462
Other long-term assets	200	211
Total assets	$63,534	$72,396

Liabilities and stockholder's equity
Current liabilities
Accounts payable	$6,191	$6,920
Accrued expenses	6,285	7,135
Operating lease liabilities	1,479	1,469
Advance on research and development	2,020	2,331
Total current liabilities	15,975	17,855
Other long-term liabilities	1,500	1,500
Contract liability	12,000	12,000
Long-term debt, less debt issuance costs	19,787	19,623
Operating lease liabilities	4,757	5,071
Total liabilities	54,019	56,049
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.00001 par value:
Authorized: 5,000,000 shares authorized at March 31, 2020 and December 31, 2019; no shares issued and outstanding as of March 31, 2020 and December 31, 2019	—	—
Common stock, $0.00001 par value:
Authorized: 200,000,000 shares authorized at March 31, 2020 and December 31, 2019; 71,505,724 and 70,427,400 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	1	1
Additional paid-in capital	523,265	521,356
Accumulated deficit	(513,498)	(504,145)
Accumulated other comprehensive loss	(253)	(865)
Total stockholders' equity	9,515	16,347
Total liabilities and stockholders' equity	$63,534	$72,396